UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 9, 2013

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2013 Sempra Energy Annual Shareholders Meeting was held on May 9, 2013.  At the Annual Meeting, shareholders:

(1)	elected for the ensuing year all eleven of the director nominees;

(2)	ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2013;

(3)	adopted by a majority of votes cast the advisory approval of the company’s executive compensation as reported in the company’s proxy statement for the Annual Meeting;

(4)	approved our 2013 Long-Term Incentive Plan; and

(5)	rejected a shareholder proposal that, whenever possible, the chairman of our board shall be an independent director.

Below are the final voting results.

Proposal 1: Election of Directors

Nominees	Votes For	% of Votes Cast	Votes Against	% of Votes Cast	Abstentions	Broker Non-Votes
Alan L. Boeckmann	162,560,898	91.1%	15,908,513	8.9%	1,537,472	26,717,788
James G. Brocksmith, Jr.	175,866,448	98.3%	3,030,888	1.7%	1,109,547	26,717,788
William D. Jones	176,315,943	98.5%	2,598,745	1.5%	1,092,195	26,717,788
William G. Ouchi	162,713,765	91.0%	16,121,879	9.0%	1,171,239	26,717,788
Debra L. Reed	172,655,480	96.5%	6,176,367	3.5%	1,175,036	26,717,788
William C. Rusnack	162,986,218	91.1%	16,003,714	8.9%	1,016,951	26,717,788
William P. Rutledge	163,509,571	91.4%	15,389,492	8.6%	1,107,820	26,717,788
Lynn Schenk	175,668,439	98.2%	3,219,792	1.8%	1,118,652	26,717,788
Jack T. Taylor	176,880,334	98.9%	2,011,555	1.1%	1,114,994	26,717,788
Luis M. Téllez	162,658,805	91.0%	16,135,895	9.0%	1,212,183	26,717,788
James C. Yardley	177,243,731	99.0%	1,710,942	1.0%	1,052,210	26,717,788

Proposal 2: Ratification of Independent Registered Public Accounting Firm

	Votes	% of Votes Cast
Votes For	203,000,026	98.7%
Votes Against	2,620,389	1.3%
Abstentions	1,104,256	-

Proposal 3: Advisory Approval of our Executive Compensation

	Votes	% of Votes Cast
Votes For	154,914,232	87.1%
Votes Against	22,977,218	12.9%
Abstentions	2,115,433	-
Broker Non-Vote	26,717,788	-

Proposal 4: Approval of our 2013 Long-Term Incentive Plan

	Votes	% of Votes Cast
Votes For	170,811,250	95.7%
Votes Against	7,680,686	4.3%
Abstentions	1,514,947	-
Broker Non-Vote	26,717,788	-

Proposal 5: Shareholder Proposal Regarding Independent Board Chairman

	Votes	% of Votes Cast
Votes For	33,478,524	18.9%
Votes Against	143,736,204	81.1%
Abstentions	2,792,155	-
Broker Non-Vote	26,717,788	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: May 13, 2013	By: /s/ Joseph A. Householder
Joseph A. Householder Executive Vice President and Chief Financial Officer